Exhibit 99.1

Boise Cascade
Investor Relations
1111 West Jefferson Street PO Box 50 Boise, ID 83728
T 208 384 7990 F 208 384 7332

News Release

Media Contacts	Investor Relations Contact
Mike Moser	Rob McNutt
Office 208 384 6016 Cell 208 867 4346	Office 208 384 7023

For Immediate Release:  May 9, 2007

BOISE ANNOUNCES FIRST QUARTER 2007 FINANCIAL RESULTS

BOISE, Idaho – Boise Cascade Holdings, L.L.C. today reported net income of $10.5 million for the first quarter 2007, compared with net income of $2.0 million for both the first quarter 2006 and the fourth quarter 2006.  Income from operations for the first quarter 2007 was $33.3 million, compared to $32.4 million in the same period of 2006 and $28.7 million for the fourth quarter 2006.

“The first quarter results reflected the balance of our business mix,” said Tom Stephens, chairman and chief executive officer.  “Our Paper business had the advantage of strong markets; our packaging business performed well in a seasonally weaker environment; and our Building Materials Distribution and Wood Products segments were both profitable despite the challenging housing market.  On the strategic front, we began shipping product from our new Building Materials Distribution facility in Milton, Florida, and we continued with the conversion of our fine paper machine in Wallula, Washington, to equip it to produce both pressure-sensitive papers as well as its current mix of commodity papers.  We have reduced our net debt by over 60% since the LBO in October 2004.  The refinancing we completed early in the second quarter shows that the credit markets also recognize our progress by lowering our financing costs and increasing our flexibility.”

FINANCIAL HIGHLIGHTS
($ in millions)

	1Q 2007	1Q 2006	4Q 2006
Sales	$1,321.0	$1,470.3	$1,269.5
Income from operations	$33.3	$32.4	$28.7
Net income	$10.5	$2.0	$2.0
EBITDA(a)	$73.9	$69.4	$68.3

(a)  For reconciliation of net income to EBITDA, see “Segment Information” in the financial section.

-more-

Sales

Sales for the first quarter 2007 were $1.3 billion, compared to $1.5 billion in the first quarter 2006 and $1.3 billion in the fourth quarter 2006.  Year-over-year sales were lower in both the Building Materials Distribution and Wood Products segments offset, in part, by sales increases in both our Paper and Packaging & Newsprint segments.

Comparing the first quarter 2007 to the same period of 2006, Building Materials Distribution segment sales decreased 20% due to lower sales volumes and lower commodity and engineered wood products sales prices.  Wood Products segment sales were down 19%, due primarily to lower prices for plywood, engineered wood, and lumber, coupled with lower sales volumes of laminated veneer lumber (LVL) and I-joists, which were down 23% and 20%, respectively.  Paper segment sales were up 7% over the same period in 2006 due to higher sales prices offset, in part, by lower sales volumes.  Packaging & Newsprint segment sales increased 8% due to the acquisition of CTC and higher container and linerboard sales prices.

Income From Operations

Income from operations increased 3% in the first quarter 2007 to $33.3 million from $32.4 million in first quarter 2006.  Segment income decreased in both Building Materials Distribution and Wood Products, driven by softer housing markets, and segment income increased in both Paper and Packaging & Newsprint due to improved sales prices in those businesses, reflecting improved supply-demand balances in those markets.

Comparing first quarter 2007 with first quarter 2006, segment income in Building Materials Distribution decreased $8.1 million, from $18.6 million in 2006 to $10.5 million, due primarily to lower sales volumes and lower commodity and engineered wood products sales prices offset, in part, by lower purchased materials costs and lower operating costs.  Segment income in Wood Products decreased $15.1 million, from $18.8 million in first quarter 2006 to $3.7 million in first quarter 2007, due primarily to lower sales prices and sales volumes coupled with higher conversion costs offset, in part, by lower wood costs.  Paper segment income increased $17.2 million, from $0.8 million in first quarter 2006 to $18.0 million in first quarter 2007, due primarily to higher sales prices offset, in part, by higher input costs, especially fiber costs in the Pacific Northwest and purchased pulp, coupled with lower sales volumes.

Packaging & Newsprint segment income increased $7.2 million, from $0.9 million in first quarter 2006 to $8.1 million in first quarter 2007, due primarily to increased prices in the packaging business and increased container and sheet sales volumes and lower manufacturing costs offset, in part, by higher fiber costs and lower newsprint prices.

About Boise Cascade

Boise, headquartered in Boise, Idaho, manufactures engineered wood products, plywood, lumber, and particleboard and distributes a broad line of building materials, including wood products manufactured by the company.  Boise also manufactures a wide range of specialty and premium papers, including imaging papers for the office and home and papers for pressure-sensitive applications, as well as printing and converting papers, containerboard and corrugated boxes, newsprint, and market pulp.  Visit Boise’s website at www.bc.com.

Webcast and Conference Call

Boise will host an audiovisual webcast and conference call on Wednesday, May 9, 2007, at 11:00 a.m. Eastern, at which time we will review the company’s recent performance.  You can join the webcast through the Boise website. Go to http://www.bc.com and click on the link to the webcast under the News & Events heading.  Slides will be posted 15 minutes before the beginning of the webcast.  Please go to the website at least 15 minutes before the start of the webcast to register and to download and install any necessary audio software.  To join the conference call, dial (800) 374-0165 (international callers should dial (706) 634-0995) at least 10 minutes before the start of the call.

Forward-Looking Statements

This news release may contain statements that are “forward-looking” with Private Securities Litigation Reform Act of 1995.  These statements speak only as of the date of this press release.  While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income

(unaudited, in thousands)

	Three Months Ended
	March 31			December 31,
	2007	2006 (a)		2006 (a)
Sales
Trade	$1,163,173	$1,337,498		$1,118,483
Related parties	157,795	132,765		150,984
	1,320,968	1,470,263		1,269,467
Costs and expenses
Materials, labor, and other operating expenses	1,156,899	1,310,812		1,104,377
Depreciation, amortization, and depletion	40,360	36,657		40,921
Selling and distribution expenses	68,408	71,077		69,397
General and administrative expenses	19,495	21,462		21,019
Other (income) expense, net	2,546	(2,125	) (b)	5,086
	1,287,708	1,437,883		1,240,800

Income from operations	33,260	32,380		28,667

Foreign exchange gain (loss)	242	379		(1,249)
Interest expense	(22,343)	(30,176)		(25,218)
Interest income	601	604		1,334
	(21,500)	(29,193)		(25,133)

Income before income taxes	11,760	3,187		3,534
Income tax provision	(1,223)	(1,218)		(1,492)
Net income	$10,537	$1,969		$2,042

Segment Information

(unaudited, in thousands)

	Three Months Ended
	March 31			December 31,
	2007	2006 (a)		2006 (a)
Segment sales
Building Materials Distribution	$608,658	$761,846		$599,119
Wood Products	253,923	312,639		229,447
Paper	395,034	370,364		369,170
Packaging & Newsprint	193,972	178,787		190,144
Intersegment eliminations and other	(130,619)	(153,373)		(118,413)
	$1,320,968	$1,470,263		$1,269,467
Segment income (loss)
Building Materials Distribution	$10,455	$18,591		$12,088
Wood Products	3,709	18,823		(4,388)
Paper	18,026	793		16,257
Packaging & Newsprint	8,083	869		14,528
Corporate and Other	(6,771)	(6,317	) (b)	(11,067)
	33,502	32,759		27,418

Interest expense	(22,343)	(30,176)		(25,218)
Interest income	601	604		1,334
Income before income taxes	$11,760	$3,187		$3,534

EBITDA (c)
Building Materials Distribution	$12,331	$20,939		$14,201
Wood Products	10,993	25,140		3,183
Paper	34,599	15,410		32,807
Packaging & Newsprint	21,495	12,941		27,816
Corporate and Other	(5,556)	(5,014)		(9,668)
	$73,862	$69,416		$68,339

Summary Notes to Consolidated Statements of Income and Segment Information

The Consolidated Statements of Income, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2006 Annual Report on Form 10-K.  Net income for all periods presented involved estimates and accruals.

(a)          In January 2007, we adopted Financial Accounting Standards Board Staff Position (FSP) No. AUG AIR-1, Accounting for Planned Major Maintenance Activities.  Prior to adopting this FSP, we charged planned shutdown maintenance costs in our Paper and Packaging & Newsprint segments to income (loss) ratably over the year.  The FSP prohibits this and as a result, we recast our 2006 interim financial information using the direct expense method.  The FSP increases the volatility of earnings in the period a planned shutdown occurs, but it has no impact on our annual results of operations.  For the three months ended March 31 and December 31, 2006, income increased (decreased) by the following amounts:

	Three Months Ended
	March 31,	December 31,
	2006	2006

	(unaudited, in thousands)

Paper	$3,361	$(2,057)
Packaging & Newsprint	(1,451)	956
	$1,910	$(1,101)

(b)         Includes a $3.7 million gain for changes in our retiree healthcare programs.

(c)          EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation, amortization, and depletion.  The following table reconciles net income to EBITDA for the three months ended March 31, 2007 and 2006, and December 31, 2006:

	Three Months Ended
	March 31			December 31,
	2007	2006 (a)		2006 (a)

	(unaudited, in thousands)

Net income	$10,537	$1,969	(b)	$2,042
Interest expense	22,343	30,176		25,218
Interest income	(601)	(604)		(1,334)
Income tax provision	1,223	1,218		1,492
Depreciation, amortization, and depletion	40,360	36,657		40,921
EBITDA	$73,862	$69,416		$68,339

Boise Cascade Holdings, L.L.C.

Consolidated Balance Sheets

(unaudited, in thousands)

	March 31,	December 31,
	2007	2006
ASSETS

Current
Cash and cash equivalents	$66,176	$45,169
Receivables
Trade, less allowances of $2,027 and $1,734	379,454	327,138
Related parties	44,134	37,986
Other	16,736	19,027
Inventories	658,054	640,826
Other	11,770	13,027
	1,176,324	1,083,173
Property
Property and equipment, net	1,468,277	1,462,315
Fiber farms and timber deposits	40,042	40,492
	1,508,319	1,502,807

Deferred financing costs	29,930	31,474
Goodwill	21,846	21,846
Intangible assets, net	36,376	37,507
Other assets	24,732	28,390
Total assets	$2,797,527	$2,705,197

Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets (continued)

(unaudited, in thousands, except for equity units)

	March 31,	December 31,
	2007	2006
LIABILITIES AND CAPITAL

Current
Short-term borrowings	$—	$3,200
Accounts payable	376,315	341,201
Accrued liabilities
Compensation and benefits	74,989	93,287
Interest payable	18,685	11,847
Other	39,354	54,600
	509,343	504,135
Debt
Long-term debt	1,273,900	1,213,900

Other
Compensation and benefits	118,605	111,676
Other long-term liabilities	39,578	36,642
	158,183	148,318
Redeemable equity units
Series B equity units – 17,052,889 and 17,107,889 units outstanding	17,422	17,477
Series C equity units – 39,562,560 and 39,576,540 units outstanding	7,256	6,434
	24,678	23,911
Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000,000 and 66,000,000 units authorized and outstanding	73,975	78,290
Series B equity units – no par value; 550,000,000 and 550,000,000 units authorized; 530,356,601 and 530,356,601 units outstanding	744,614	724,988
Series C equity units – no par value; 44,000,000 and 44,000,000 units authorized	12,834	11,655
Total capital	831,423	814,933
Total liabilities and capital	$2,797,527	$2,705,197

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended
	March 31
	2007	2006
Cash provided by (used for) operations
Net income	$10,537	$1,969
Items in net income not using (providing) cash
Depreciation, depletion, and amortization of deferred financing costs and other	40,084	38,380
Related-party interest expense	—	5,417
Deferred income taxes	493	—
Pension and other postretirement benefit expense	6,066	7,417
Gain on changes in retiree healthcare programs	—	(3,741)
Management equity units expense	822	934
Other	1,193	2,194
Decrease (increase) in working capital, net of acquisitions
Receivables	(56,662)	(55,939)
Inventories	(20,309)	(16,041)
Prepaid expenses	4,234	2,150
Accounts payable and accrued liabilities	19,466	26,055
Pension and other postretirement benefit payments	(339)	(346)
Current and deferred income taxes	771	—
Other	4,397	2,853
Cash provided by operations	10,753	11,302

Cash provided by (used for) investment
Expenditures for property and equipment	(47,242)	(36,508)
Acquisitions of businesses and facilities	—	(42,589)
Sales of assets	3,384	27,249
Other	166	(1,394)
Cash used for investment	(43,692)	(53,242)

Cash provided by (used for) financing
Issuances of long-term debt	100,000	150,000
Payments of long-term debt	(40,000)	(57,600)
Note payable to related party, net	—	(137)
Tax distributions to members	(2,753)	—
Other	(3,301)	(148)
Cash provided by financing	53,946	92,115

Increase in cash and cash equivalents	21,007	50,175

Balance at beginning of the period	45,169	88,171

Balance at end of the period	$66,176	$138,346